EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-57876, 33-5300, 33-14064, 33-24854, 333-13175,
333-13173, 333-114958, 333-59832, 333-70710) and on Form S-3 (No. 33-56885) of
Harsco Corporation of our report dated February 27, 2007 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
February 27, 2007